Towerstream Reports First Quarter 2013 Results

MIDDLETOWN, R.I., May 9, 2013 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the first quarter ended March 31, 2013.

First Quarter Operating Highlights

•	Revenue increased 6% to $8.3 million during the first quarter 2013 compared to the first quarter 2012 and increased 1% compared to the fourth quarter 2012.
•	Customer churn for the first quarter 2013 was 1.64% compared to 1.58% for the first quarter 2012 and 1.59% for the fourth quarter 2012. Customer churn remained within the Company’s target range of 1.4% to 1.7% for the fourteenth consecutive quarter.
•	Average revenue per user (“ARPU”) of new customers (excluding acquisitions) increased to $630 during the first quarter 2013 compared to $545 for the first quarter 2012 and $542 for the fourth quarter 2012.
•	Total ARPU of all customers increased for the fifth consecutive quarter to $727.
•	Recognized gain of $941,457 related to the acquisition of Delos Internet which closed in February 2013. This transaction brings us into Houston, Texas and expands our national presence to thirteen markets, including nine of the eleven largest business markets in the United States.
•	Formed Hetnets Tower Corporation, a wholly owned subsidiary which will provide a range of shared wireless infrastructure services and access.
•	Strong financial position with cash and cash equivalents totaling $40.3 million at March 31, 2013.

Management Comments

"We built Towerstream's fixed wireless business from the ground up and achieved cash flow profitability,” stated Jeffrey Thompson, President and Chief Executive Officer.  “This is a very exciting milestone for the company and we believe we can attain the same result with Hetnets, our tower subsidiary, while addressing a much larger market opportunity.  We are very encouraged by the acceleration we are seeing in small cell business activity for WiFi colocation, which gives us confidence in our strategy and market position."

“Beginning this quarter, we are reporting on a Segment Basis so that investors can clearly understand the operating performance of our two businesses,” stated Joseph Hernon, Chief Financial Officer. “Our Fixed Wireless business continues to perform strongly and reached cash flow profitability in the first quarter under our prior reporting method which was a goal that we had previously established and communicated to investors.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	3/31/2013	12/31/2012	3/31/2012

Revenues	$8,299	$8,229	$7,819
Gross margin
Consolidated	37%	38%	61%
Fixed wireless	70%	69%	71%
Capital expenditures
Fixed wireless	$1,087	$2,337	$2,630
Shared wireless infrastructure	136	2,430	1,918
Corporate	104	126	1,313
Churn rate (1)	1.64%	1.59%	1.58%
ARPU (1)	$727	$717	$706
ARPU of new customers (1)	630	542	545
Cash and cash equivalents	$40,329	$15,152	$38,675

(1) See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations
(All dollars are in thousands except per share amounts)	(Unaudited) Three months ended March 31,
	2013	2012

Revenues	$8,299	$7,819

Operating Expenses
Cost of revenues	5,231	3,073
Depreciation and amortization	3,871	3,281
Customer support	1,147	1,162
Sales and marketing	1,441	1,482
General and administrative	3,137	3,191
Total Operating Expenses	14,827	12,189
Operating Loss	(6,528)	(4,370)
Other Income (Expense)
Gain on business acquisition	941	-
Interest income	-	17
Interest expense	(36)	(22)
Other income (expense), net	(3)	(5)
Total Other Income (Expense)	902	(10)
Net Loss	$(5,626)	$(4,380)

Net loss per common share – basic and diluted	$(0.09)	$(0.08)

Weighted average common shares outstanding – basic and diluted	61,465	54,312

Statement of Operations - Segment Basis

	Three months ended March 31, 2013 (Unaudited)
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$8,187	$158	$-	$(46)	$8,299

Operating Expenses
Cost of revenues	2,431	2,793	53	(46)	5,231
Depreciation and amortization	2,820	864	187	-	3,871
Customer support	178	103	866	-	1,147
Sales and marketing	1,297	47	97	-	1,441
General and administrative	147	190	2,800	-	3,137
Total Operating Expenses	6,873	3,997	4,003	(46)	14,827

Operating Income (Loss)	$1,314	$(3,839)	$(4,003)	$-	$(6,528)
Non-recurring expenses, primarily acquisition related	-	-	65	-	65
Non-cash expenses (a)	2,936	867	584	-	4,387
Adjusted EBITDA (b)	4,250	(2,972)	(3,354)	-	(2,076)
Less: Capital expenditures	1,087	136	104	-	1,327
Net Cash Flow (b)	$3,163	$(3,108)	$(3,458)	$-	$(3,403)

(a) Includes depreciation and amortization, stock-based compensation, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

Summary Condensed Balance Sheet (All dollars are in thousands)
	(Unaudited) March 31, 2013	(Audited) December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$40,329	$15,152
Other	1,964	1,553
Total Current Assets	42,293	16,705

Property and equipment, net	40,974	41,982

Other assets	9,211	8,423

Total Assets	92,478	67,110

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,048	4,149
Deferred revenues and other	2,407	2,468
Total Current Liabilities	5,455	6,617

Long-Term Liabilities	2,610	2,689
Total Liabilities	8,065	9,306

Stockholders’ Equity
Common stock	66	54
Additional paid-in-capital	153,342	121,118
Accumulated deficit	(68,995)	(63,368)
Total Stockholders’ Equity	84,413	57,804
Total Liabilities and Stockholders’ Equity	$92,478	$67,110

Summary Condensed Statement of Cash Flows (Unaudited)	Three months ended March 31,
	2013	2012
Cash Flows from Operating Activities
Net loss	$(5,626)	$(4,380)
Non-cash adjustments:
Depreciation & amortization	3,871	3,281
Stock-based compensation	397	524
Gain on business acquisition	(941)	-
Other	12	21
Changes in operating assets and liabilities	(2,136)	(1,820)
Net Cash Used in Operating Activities	(4,423)	(2,374)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(697)	(3,434)
Acquisition of a business, net of cash acquired	(223)	-
Other	(56)	(126)
Net Cash Used in Investing Activities	(976)	(3,560)

Cash Flows From Financing Activities
Payments on capital leases	(192)	(131)
Proceeds from stock issuances	268	68
Net proceeds from sale of common stock	30,500	-
Net Cash Provided by (Used in) Financing Activities	30,576	(63)

Net Increase (Decrease) In Cash and Cash Equivalents	25,177	(5,997)
Cash and cash equivalents – beginning	15,152	44,672
Cash and cash equivalents – ending	$40,329	$38,675

Fixed Wireless Segment Market data for the three months ended March 31, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,070	$559	$1,511	73%	$382	$1,129
Boston	1,669	358	1,311	79%	187	1,124
New York	1,886	602	1,284	68%	333	951
Chicago	913	310	603	66%	109	494
Las Vegas-Reno	388	151	237	61%	38	199
Miami	377	99	278	74%	84	194
San Francisco	303	107	196	65%	80	116
Providence-Newport	127	49	78	61%	18	60
Seattle	137	51	86	63%	34	52
Houston	53	23	30	57%	11	19
Dallas-Fort Worth	171	89	82	48%	75	7
Philadelphia	40	18	22	55%	23	(1)
Nashville	6	15	(9)	-%	4	(13)
Total	$8,140	$2,431	$5,709	70%	$1,378	$4,331

Fixed Wireless Segment Market data for the three months ended March 31, 2012

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$1,967	$569	$1,398	71%	$340	$1,058
Boston	1,689	394	1,295	77%	266	1,029
New York	1,648	501	1,147	70%	306	841
Chicago	861	257	604	70%	144	460
Las Vegas-Reno	432	153	279	65%	40	239
Miami	419	88	331	79%	102	229
San Francisco	377	96	281	75%	84	197
Providence-Newport	108	40	68	63%	30	38
Seattle	116	60	56	48%	24	32
Dallas-Fort Worth	169	83	86	51%	78	8
Nashville	9	13	(4)	-%	9	(13)
Philadelphia	24	16	8	33%	22	(14)
Total	$7,819	$2,270	$5,549	71%	$1,445	$4,104

Operating Outlook and Guidance

•	Revenues for the second quarter 2013 are expected to range between $8.3 million to $8.5 million.

•	Adjusted EBITDA, on a segment basis, is expected to range between profitability of $4.2 million to $4.4 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

“Non-Core Expenses” relate to our efforts in 2012 to develop other wireless technology solutions and services, and primarily consisted of rent payments for street level rooftops, costs associated with constructing an offload network and payroll costs for employees working on these projects.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted EBITDA, Fixed Wireless Segment Markets to Net Loss

For the three months ended March 31, 2013

Adjusted Market EBITDA	$4,331
Fixed Wireless, non-market specific
Other expenses	(243)
Depreciation and amortization	(2,820)
Shared wireless infrastructure, net	(3,793)
Corporate	(4,003)
Other income (expense)	902
Net loss	$(5,626)

For the three months ended March 31, 2012

Adjusted market EBITDA	$4,104
Fixed wireless, non-market specific
Other expenses	(144)
Depreciation and amortization	(2,787)
Non-core expenses	(1,300)
Corporate	(4,243)
Other income (expense)	(10)
Net loss	$(4,380)

II. Adjusted EBITDA, Segment Basis to Net Loss

For the three months ended March 31, 2013

Adjusted EBITDA	$(2,076)
Depreciation and amortization	(3,871)
Non-recurring expenses	(65)
Stock-based compensation	(397)
Loss on property and equipment	(42)
Loss on non-monetary transactions	(77)
Operating Income (Loss)	$(6,528)
Interest expense	(36)
Gain on business acquisition	941
Other income (expense), net	(3)
Net loss	$(5,626)

III. Net Cash Flow, Segment Basis to Net Cash Used in Operating Activities

For the three months ended March 31, 2013

Net cash flow, segment basis	$(3,403)
Capital expenditures	1,327
Non-recurring expenses	(65)
Changes in operating assets and liabilities, net	(2,136)
Other, net	(146)
Net cash used in operating activities	$(4,423)

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on May 9, 2013 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through May 16, 2013 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 53209923.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in over 13 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Nashville, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About Hetnets Tower Corporation

In early 2013, we formed a wholly owned subsidiary, Hetnets Tower Corporation (“Hetnets”). Since 2010, the Company has been exploring opportunities to leverage our fixed wireless network in urban markets to provide other wireless technology solutions and services.  Over the past few years, a significant increase in mobile data generated by smartphones, tablets, and other devices has placed tremendous demand on the networks of the carriers.  The Company believes that the wireless communications industry is experiencing a fundamental shift from its current, macro-cellular architecture to hyper-densified Small Cell architecture where existing cell sites will be supplemented by many smaller base stations operating near street level.  The Company also believes that Wi-Fi will be an integral component of Small Cell architecture.

We have effectively transferred certain assets to Hetnets which is the operating entity for our shared wireless infrastructure segment. Hetnets plans to generate the majority of its revenue from (i) rental of space on street level rooftops for the installation of customer owned Small Cells which includes Wi-Fi antennae, DAS, and Metro and Pico cells, (ii) rental of a channel on Hetnets’ Wi-Fi network for the offloading of mobile data, (iii) rental of cabinets, switch ports, interconnection services, including backhaul or transport, and (iv) rental of power and power backup.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACTS:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6038

todd@indicatemedia.com

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